UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

GENERAL CANNABIS CORP

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement.

Sale of Next Big Crop

On July 16, 2021, General Cannabis Corp. (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with NBC Holdings LLC and Richard Cardinal (“Buyer”) pursuant to which the Company has agreed to sell substantially all of the assets in its cultivation consulting business known as Next Big Crop (“NBC”) to Buyer. The Board of Directors approved the Agreement in furtherance of its previously disclosed plan to identify and acquire licensed cannabis assets that will allow us to continue to generate cash and meet our financial commitments. The purchase price for the sale consists of a payment by Buyer of $75,000 payable upon signing, an additional $75,000 payable within one year of the closing, and ten percent (10%) of profits generated by Buyer in the states of Michigan, Mississippi and Massachusetts for a period of twelve months from the Closing. The closing is subject to standard closing conditions, as well as a condition that a significant customer of NBC pay outstanding invoices due and payable to the Company in the approximate amount of $280,000.

As part of the Agreement, the Company shall transfer the trade name associated with NBC to Buyer and will discontinue its Operations Consulting and Products Segment. Substantially all of the employees that performed services in NBC resigned from the Company as of the effective date of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As a result of the Agreement, the Company shall sell NBC, its cultivation consulting business.  The Company does not expect the amounts to be incurred or amounts of charges that will result in future cash expenditures associated with the disposition of this business unit to be significant.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement between General Cannabis Corp, NBC Holdings LLC and Richard Cardinal dated July 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 21, 2021

GENERAL CANNABIS CORP

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Interim Chief Executive Officer